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                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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FIRST UNION REAL ESTATE INVESTMENTS
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

AT THE COMPANY            IN CLEVELAND                IN CHICAGO               IN NEW YORK
--------------            ----------------------      ----------               -----------
Thomas T. Kmiecik         Stanley L. Ulchaker         Peter Wentz              Arthur Gormley
Senior Vice President     Edward Howard & Co.         Dilenschneider Group     Dilenschneider Group
(216) 781-4030            (216) 781-2400              (312) 553-0700           (212) 922-0900
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FOR IMMEDIATE RELEASE

                           COURT DENIES GOTHAM BID TO
                           --------------------------
                 SET PROCEDURES FOR FIRST UNION SPECIAL MEETING
                 ----------------------------------------------

CLEVELAND, OHIO, MAY 15, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) announced today that an Ohio state court rejected a motion by Gotham Partners that procedures favorable to Gotham be used at the Trust's upcoming special meeting of shareholders.

First Union had opposed Gotham's motion on the grounds that the suggested procedures would have favored Gotham at the expense of other shareholders. First Union also stated that it would continue to press its motion for sanctions against Gotham because it believes Gotham's motion was frivolous and had no basis in law or fact.

First Union's allegations supporting its motion for sanctions, stated in its press release yesterday, are before the Ohio court, and will ruled upon there.

First Union also indicated that it was continuing its investigation to confirm its belief, based on trading records and its market surveillance, that a customer of Bear Stearns "borrowed" stock on the record date for the upcoming special meeting of shareholders. First Union believes Gotham is a customer of Bear Stearns.

Last week, a well-respected institutional advisory group, Institutional Shareholder Services, advised its clients against approving the Gotham proposal to take control of First Union, although it agreed that Gotham could contribute to the Board in a minority position.

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio and traded on the NYSE.

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